Customers Bank

701 Reading Avenue | West Reading PA 19611

customersbank.com

June 29, 2021

Richard A. Ehst
1309 E. Wyomissing Blvd
Reading, PA 19611

Re: **Richard A. Ehst, Retirement Agreement**

Dear Richard:

This letter agreement ("Agreement") confirms the details of your retirement from Customers Bancorp, Inc. and its wholly-owned subsidiary, Customers Bank (hereinafter collectively referred to as the "Company") and supersedes and replaces in its entirety the amended and restated employment agreement dated March 26, 2012 by and between you and Customers Bancorp, Inc.

In response to your retirement from the Company **effective July 1, 2021 ("Retirement Date")** as President and Chief Operating Officer of Customers Bancorp, Inc. and President and Chief Executive Officer of Customers Bank, and in appreciation of your many years of service, dedication, and hard work, we agree to the following:

1. You will receive a one-time lump sum payment of $1,000,000 on January 4, 2022.
2. All unvested stock options and restricted stock units will vest immediately upon your Retirement Date. You will have 90 days to exercise your stock options following your Retirement Date.

Immediately vesting equity-based awards on your Retirement Date includes the following:

Stock Options:

	Award Date	Amount Vesting	Strike Price	Expiration Date
	11/09/2016	36,225	$25.97	09/30/2021
	12/20/2017	100,000	$26.65	09/30/2021
Total vesting:		**136,225**		

Restricted Stock Units:

Award Date	Units
07/02/2018	9,012
03/14/2019	6,571
10/23/2019	14,401

01/22/2020	11,160
04/02/2020	26,679
02/23/2021	4,136
Total Vesting:	**71,959**

Total Number of Shares to be vested on July 1, 2021: 208,184

3. The Company agrees to pay you for accrued but unused PTO upon your Retirement Date.

4. The Company will transfer ownership of the 2001 Bentley Arnage to you upon your Retirement Date.

5. Your current health benefits will remain in effect through July 31, 2021. For a period of three years following your Retirement Date, you and your spouse will be eligible to receive health benefits under the Company's benefit plan. The Company will pay for the first year of health benefits and the next two years will be at your own expense.

Richard, please know that you have been an invaluable Team Member and we are very thankful for your service and contributions. We wish you the very best - good health and happiness in your well-earned retirement.

Please provide your signature below to indicate your mutual agreement of these terms.

Sincerely,

Jay S. Sidhu
Executive Chairman, Customers Bank
And Chairman and CEO, Customers Bancorp, Inc.

Accepted:

Richard A. Ehst